Exhibit 21.1

The GEO Group, Inc. Subsidiaries

Australasian Correctional Investment Pty, Ltd. (AUS)

Australasian Correctional Services Pty. Ltd. (AUS)

B.I. Incorporated (CO)

Behavioral Holding Corp. (DE)

Behavioral Acquisition Corp. (DE)

BII Holding Corporation (DE)

BII Holding I Corporation (DE)

B.I Puerto Rico, Inc. (PR)

Canadian Correctional Management, Inc. (CAN)

Correctional Properties Prison Finance LLC (DE)

Correctional Services Corporation, LLC (DE)

CPT Limited Partner, LLC (DE)

CPT Operating Partnership L.P. (DE)

CSC of Tacoma LLC (DE)

GEO Acquisition II, Inc. (DE)

GEO Amey PECS, Ltd. (UK)

GEO Australasia Pty, Ltd. (AUS)

GEO Australia Management Services Pty, Ltd. (f/k/a/ Pacific Rim Employment Pty, Ltd. (No.2)) (AUS)

GEO Corrections and Detention, LLC (FL)

GEO Corrections Holdings, Inc. (FL)

GEO Custodial Ltd. (Mauritius)

GEO Design Services, Inc. (FL)

GEO/FL/01, Inc. (FL)

GEO/FL/02, Inc. (FL)

GEO/FL/03, Inc. (FL)

GEO Holdings I, Inc. (DE)

GEO International Holdings, LLC (DE)

GEO MCF LP, LLC (DE)

GEO Operations, LLC (FL)

GEO RE Holdings LLC (DE)

GEO Re-entry Services of Alaska, Inc. (AK)

GEO Transport, Inc. (FL)

Highpoint Investments, LLC (DE)

MCF GP, LLC (DE)

Miramichi Youth Center Management, Inc. (CAN)

Municipal Corrections Finance, L.P. (DE)

Pacific Rim Employment Pty, Ltd. (AUS)

Protocol Criminal Justice, Inc. (FL)

Public Properties Development and Leasing LLC (DE)

South African Custodial Holdings Pty Ltd. (SA)

South African Custodial Management Pty, Ltd. (SA)

South African Custodial Services (Louis Trichardt) Pty, Ltd.

The GEO Group Australasia Pty, Ltd. (AUS)

The GEO Group Australia Pty, Ltd. (AUS)

The GEO Group Ltd. (UK)

The GEO Group UK Ltd. (UK)

Wackenhut Corrections Corporation N.V. (Curacao)

WCC Development, Inc. (FL)

WCC Financial, Inc. (DE)

Cornell Abraxas Group, Inc. (DE)

Cornell Abraxas Group OS, LLC (FL)

CCG I, LLC (DE)

Cornell Companies of California OS, LLC (DE)

Cornell Companies of Texas OS, LLC (DE)

Cornell Corrections Management, LLC (DE)

Cornell Corrections of Alaska, Inc. (AK)

Cornell Corrections of California, Inc. (CA)

Cornell Corrections of Rhode Island, Inc. (DE)

Cornell Corrections of Texas, Inc. (DE)

Cornell Interventions, Inc. (IL)

Cornell Interventions OS, LLC (DE)

Correctional Systems, LLC (DE)

Sentencing Concepts, Inc. (CA)

WPB Leasing, LLC (DE)

GEO Ravenhall Holdings Pty Ltd (AUS)

GEO Ravenhall Trust (AUS)

GEO Ravenhall Pty Ltd (AUS)

GEO Ravenhall Finance Holding Trust (AUS)

GEO Ravenhall Finance Holdings Pty Ltd (AUS)

GEO Ravenhall Finance Trust (AUS)

GEO Ravenhall Finance Pty Ltd (AUS)

Ravenhall Finance Co Pty Limited (AUS)

Correctional Properties, LLC (DE)

GEO/DEL/R/01. Inc. (DE)

GEO/DEL/R/02. Inc. (DE)

GEO/DEL/T/01. Inc. (DE)

GEO/DEL/T/02. Inc. (DE)

GEO Reentry, Inc. (f/k/a GEO Community Services, LLC) (DE)

GEO Reentry Services, LLC (FL)

2